Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 91 to Registration Statement No. 002-84776 on Form N-1A of our report dated December 17, 2009, relating to the financial statements and financial highlights of Fidelity Advisor Series I, including Fidelity Advisor Value Fund; of our report dated December 21, 2009, for Fidelity Advisor High Income Fund; of our report dated December 22, 2009, for Fidelity Advisor High Income Advantage Fund; and of our report dated December 23, 2009, for Fidelity Advisor Floating Rate High Income Fund, each appearing in the Annual Report on Form N-CSR of Fidelity Advisor Series I for the year ended October 31, 2009, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are a part of such Registration Statement.

/s/Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

December 28, 2009